UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2026

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1400 West 94th Street

Minneapolis, MN 55431

(Address of principal executive offices)

(952) 887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	DCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2026, Donaldson Company, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Facet Group Holdings II LLC, a Delaware limited liability company (“U.S. Seller”), Facet Holdings II B.V., an entity organized and existing under the laws of the Netherlands (“OUS Seller” and, together with U.S. Seller, “Sellers” and each, a “Seller”). Pursuant to the Purchase Agreement, on the terms and subject to the conditions set forth in the Purchase Agreement, (i) the Company will purchase from U.S. Seller all right, title and interest in and to all of the issued and outstanding equity interests (the “U.S. Securities”) of Facet (Oklahoma) LLC, a Delaware limited liability company (“Facet US”) and, immediately following the consummation of the transactions described in the foregoing clause, (ii) the Company will purchase from OUS Seller, all right, title and interest in and to all of the issued and outstanding equity interests (the “International Securities” and together with the U.S. Securities, the “Securities”) of Facet Netherlands B.V., an entity organized and existing under the laws of the Netherlands (“Facet BV” and, together with Facet US, “Facet”).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to pay a purchase price of $820 million in cash, subject to customary adjustments set forth in the Purchase Agreement for Facet’s cash, debt, transaction expenses and net working capital.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions, including, among other things, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) applicable foreign direct investment flings in non-U.S. countries; (iii) the absence of any applicable law enacted after the date of the Purchase Agreement or order that prohibits, restrains or enjoins the consummation of the Transactions; (iv) the accuracy of the representations and warranties of the parties to the Purchase Agreement (subject to specified materiality standards set forth in the Purchase Agreement); (v) compliance by each of the parties to the Purchase Agreement with their respective covenants in all material respects; and (vi) the absence of a material adverse effect on Facet.

The Purchase Agreement contains certain termination rights for the parties to the Purchase Agreement, including (subject to certain limitations), the right to terminate the Purchase Agreement if (i) the Transactions are not consummated by October 31, 2026 (subject to election by any party to extend such date by up to six months); (ii) the other party breaches any of its representations, warranties or covenants (subject to specified materiality standards and cure periods set forth in the Purchase Agreement); or (iii) a law or order permanently preventing the Transactions has become final and nonappealable.

The parties to the Purchase Agreement have each made customary representations, warranties, and covenants in the Purchase Agreement. The representations and warranties of the parties to the Purchase Agreement do not survive the closing, and in connection with the Purchase Agreement, the Company bound a customary representations and warranties insurance policy subject to the satisfaction of certain customary conditions to coverage as recourse for certain losses arising out of any breach of the representations and warranties of the Seller contained in the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated into this Item 1.01 by reference in its entirety. The representations, warranties and covenants in the Purchase Agreement: (i) were made solely for the benefit of the parties to the Purchase Agreement; (ii) are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; (iii) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters as facts; and (iv) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders should not rely on any representations, warranties or covenants contained in the Purchase Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company, the Sellers, Facet or any of their respective subsidiaries, affiliates or businesses. Information concerning the subject matter of any such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Purchase Agreement and the above description are not intended to provide any factual information about the Company, the Sellers, Facet, or any of their respective subsidiaries, affiliates, or businesses.

Item 7.01	Regulation FD Disclosure

On February 2, 2026, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this communication regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Transactions and the anticipated timeline for the Transactions. These forward-looking statements are subject to certain risks and uncertainties, including those discussed in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025, which could cause actual results to differ materially from historical results or those anticipated. The words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “will,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” “intends” and similar expressions are intended to identify forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, as enacted by the Private Securities Litigation Reform Act of 1995 (PSLRA). In particular, the Company desires to take advantage of the protections of the PSLRA in connection with the forward-looking statements made in this communication. All statements other than statements of historical fact are forward-looking statements. These statements do not guarantee future performance.

These forward-looking statements speak only as of the date such statements are made and are subject to risks, uncertainties, and assumptions that are difficult to predict and could cause the Company’s actual results to differ materially from any opinions or statements expressed in any forward-looking statement. These factors include, but are not limited to, the ability to obtain required regulatory approvals for the Transactions and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the risk that the transaction may not close on the anticipated timeline, or at all; the ability to realize the projected benefits of the Transactions; the availability of funding sources for the Transactions; challenges in global operations; changes in international trade policy; impacts of global economic, industrial and political conditions on product demand, impacts from unexpected events, effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Securities Purchase Agreement, dated as of January 31, 2026, among Donaldson Company, Inc. (the “Company”), Facet Group Holdings II LLC (“U.S. Seller”), and Facet Holdings II B.V. (“OUS Seller”).

99.1	Press Release dated February 2, 2026, issued by Donaldson Company, Inc.

104	Cover page interactive data file (formatted as inline XBRL)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission, subject to the Company’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DONALDSON COMPANY, INC.

Date: February 2, 2026	By:	/s/ Amy C. Becker
Amy C. Becker Chief Legal Officer and Corporate Secretary